EXHIBIT 99.1

Company Contact:	Investor Relations Contact:
RELM Wireless Corporation	R J Falkner & Company, Inc.
William Kelly, EVP & CFO	R Jerry Falkner, CFA
(321) 984-1414	(800) 377-9893

RELM Wireless Reports First Quarter 2009 Results

WEST MELBOURNE, Florida -- May 6, 2009 -- RELM Wireless Corporation (NYSE: Amex - RWC) today announced its financial and operating results for the quarter ended March 31, 2009.

For the quarter ended March 31, 2009, sales increased 13.2% ($463,000) to approximately $4.0 million, compared with $3.5 million for the same quarter last year.  Pretax loss for the quarter declined 57.9% ($1.2 million) to $867,000 compared with a pretax loss of $2.1 million for the same period last year.  For the first quarter 2009 the Company did not recognize an income tax benefit or expense.  Income tax benefit of approximately $699,000 was recorded in the first quarter last year and was largely non-cash as a result of the Company’s deferred tax assets, which are derived primarily from its net operating loss (NOL) carry-forwards.  Net loss for the first quarter 2009 was approximately $867,000, or $0.06 per basic share, compared with net loss of $1.4 million, or $0.10 per basic share, for the same quarter last year.

Gross profit margin for the first quarter 2009 improved to 40.6% of sales, versus 39.4% of sales in the same quarter last year.  Selling, general and administrative expenses declined 29.6% ($1.0 million) to $2.5 million (62.1% of sales) in the first quarter 2009, from $3.5 million (99.8% of sales) in the first quarter last year.

The Company had cash and cash equivalents at March 31, 2009 totaling approximately $4.6 million, compared with $5.5 million at the end of 2008.  The Company had $1.5 million in long-term debt outstanding at March 31, 2009, which was unchanged from the amount outstanding at the end of 2008.

RELM President and Chief Executive Officer David Storey commented, “Customer purchases continued to be soft in the first quarter 2009, although we did realize a 13.2% improvement in sales from the first quarter last year and an 11.1% improvement from last quarter.  While the current business climate remains uncertain, there have been some indications of stabilization and improved prospects for purchasing activity later this year from government and public safety agencies. Additionally, our new KNG line of P25 digital radios has come on-line with expanded features and frequency ranges, including UHF and 800MHz models, which should open to us more opportunities for sales growth.  Until we gain some sales momentum, however, and in the face of today’s slow and difficult business climate, we have taken steps to adjust our operations and reduce expenses.  Our SG&A expenses in the first quarter 2009 declined almost 30% compared to the first quarter last year.  Importantly, we are continuing to forge ahead with our development initiatives and do not believe these reductions will adversely impact the execution of our business plan.”

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Thursday, May 7, 2009.  Shareholders and other interested parties may participate in the conference call by dialing 800-860-2442 (international/local participants dial 412-858-4600) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on May 7, 2009.  The call will also be webcast at http://www.relm.com.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast.  An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until May 15, 2009, by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID 430129.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security.  The shift toward interoperability gained momentum as a result of significant communications failures during events such as the Oklahoma City bombings, the 9/11 attacks and Hurricane Katrina.  RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless Corporation

As an American Manufacturer for more than 60 years, RELM Wireless Corporation has produced high-specification two-way communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications.  Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications.  RELM’s products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.  The Company’s common stock trades on the NYSE Amex market under the symbol “RWC”.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: risks relating to the current financial crisis and adverse economic conditions; reliance on contract manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions amid the financial crisis; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital.  Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables to Follow)

RELM WIRELESS CORPORATION

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

	Three Months Ended
	(Unaudited)
	3/31/2009	3/31/2008

Sales, net	$3,973	$3,510

Expenses:
Cost of products	2,358	2,126
Selling, general and administrative expenses	2,467	3,504
Total expenses	4,825	5,630

Operating loss	(852)	(2,120)

Other income (expense):
Interest expense	(19)	(1)
Interest income	3	66
Other (expense) income	1	(3)

Pretax loss	(867)	(2,058)

Income tax benefit	0	(699)

Net loss	$(867)	$(1,359)

Loss per share - basic	$(0.06)	$(0.10)

Weighted average common shares outstanding, basic	13,411	13,396

RELM WIRELESS CORPORATION

Condensed Consolidated Balance Sheets

(In Thousands, Except Share Data)

	March 31, 2009	December 31, 2008
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash & cash equivalents	$4,647	$5,475
Trade accounts receivable, net	2,364	1,769
Inventories, net	9,041	9,774
Deferred tax assets, net	1,562	1,562
Prepaid expenses & other current assets	593	931
Total current assets	18,207	19,511

Property, plant and equipment, net	1,599	1,386
Deferred tax assets, net	7,638	7,638
Capitalized software, net	2,163	1,732
Other assets	429	355

Total assets	$30,036	$30,622

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,998	$1,849
Accrued compensation and related taxes	699	617
Accrued warranty expense	275	302
Accrued other expenses and other current liabilities	172	110
Total current liabilities	3,144	2,878

Long-term debt	1,500	1,500

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares, none issued or outstanding.	—	—
Common stock; $0.60 par value; 20,000,000 authorized shares, 13,410,871 issued and outstanding shares at March 31, 2009 and December 31, 2008, respectively.	8,046	8,046
Additional paid-in capital	24,035	24,020
Accumulated deficit	(6,689)	(5,822)
Total stockholders' equity	25,392	26,244

Total liabilities and stockholders' equity	$30,036	$30,622